EXHIBIT 23.2

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

 We consent to the incorporation by reference in the Registration Statements pertaining to the NetLojix Communications, Inc. 1997 Stock Incentive Plan (Form S-8 No. 333-30725) and NetLojix Communications, Inc. 1998 Stock Incentive Plan (Form S-8 No. 333-64769) of our report dated March 28, 2001, with respect to the consolidated financial statements and schedule of NetLojix Communications, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000.

                                                                        /S/ ERNST & YOUNG LLP

Woodland Hills, California
March 25, 2002